UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  November 30, 2018

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	0001-36033 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On November 30, 2018, Theravance Biopharma R&D, Inc., a Cayman Islands exempted company (“Theravance R&D”), a wholly-owned subsidiary of Theravance Biopharma, Inc. (the “Company”), and Triple Royalty Sub LLC, a Delaware limited liability company (the “Issuer”) and wholly-owned subsidiary of Theravance Biopharma R&D, entered into certain note purchase agreements (each, a “Note Purchase Agreement” and collectively, the “Note Purchase Agreements”), with the note purchaser or note purchasers referenced therein (each, a “Note Purchaser” and collectively, the “Note Purchasers”), relating to the private placement by the Issuer to the Note Purchasers of $250,000,000 aggregate principal amount of the Issuer’s non-recourse Triple PhaRMASM 9.0% Fixed Rate Term Notes due on or before 2033 (the “Notes”) issued under the Indenture, dated as November 30, 2018 (the “Indenture”), by and between the Issuer and U.S. Bank National Association, a national banking association, as initial trustee (in such capacity, the “Trustee”).  95% of the Notes were sold to the Note Purchasers pursuant to the Note Purchase Agreements.  The remaining 5% of the Notes (the “Retained Notes”) were retained by Theravance Biopharma R&D pursuant to the Sale and Contribution Agreement (as defined below) in order to comply with Regulation RR — Credit Risk Retention (17 C.F.R. Part 246).

The Notes are secured by all of the Issuer’s right, title and interest as a holder of certain membership interests (the “Issuer Class C Units”) in Theravance Respiratory Company, LLC, a Delaware limited liability company (“TRC LLC”).  The primary source of funds to make payments on the Notes will be the 63.75% economic interest of the Issuer (evidenced by the Issuer Class C Units) in any future payments made by Glaxo Group Limited (“GSK”) under the Collaboration Agreement, dated as of November 14, 2002, by and between Innoviva, Inc. and GSK, as amended from time to time (net of the amount of cash, if any, expected to be used in TRC LLC pursuant to the TRC LLC Agreement over the next four fiscal quarters) relating to the Trelegy Ellipta program.

Simultaneously with the Note Purchase Agreements, the Company entered into a series of related agreements to support and effectuate the issuance and sale of the Notes.

Pursuant to the Sale and Contribution Agreement, dated as of November 30, 2018, (the “Sale and Contribution Agreement”), among Theravance Biopharma R&D, as the transferor, the Issuer, as the transferee, and solely with respect to certain provisions, the Company, (i) Theravance Biopharma R&D sold and contributed to the Issuer all of its right, title and interest as a holder of the Issuer Class C Units; provided, however, that the distribution of net cash payments to the Issuer from TRC LLC will commence with the payment related to the payment of royalties by GSK to TRC LLC in the first fiscal quarter of 2019 and (ii) the Retained Notes were retained by Theravance Biopharma R&D.

Pursuant to the Pledge and Security Agreement, dated as of November 30, 2018 (the “Pledge and Security Agreement”), Theravance Biopharma R&D pledged its equity ownership interests in the Issuer to the Trustee.

Pursuant to the Servicing Agreement, dated as of November 30, 2018 (the “Servicing Agreement”), between the Issuer and Theravance Biopharma R&D, in its capacity as the servicer (the “Servicer”), the Servicer has agreed to monitor, manage and administer the Issuer’s rights and obligations under the TRC LLC Agreement.

Pursuant to the Account Control Agreement, dated as of November 30, 2018 (the “Account Control Agreement”) among the Issuer, as grantor, Theravance Biopharma R&D, the Trustee, as the secured party, and the U.S. Bank National Association, as financial institution, the security interest of the Trustee in the Issuer’s rights in the Collection Account was perfected.

Pursuant to the terms of the Indenture, the Notes are not convertible into Company equity and have no security interest in nor rights under any agreement with GSK.  The Notes may be redeemed at any time prior to maturity, in whole or in part, at specified redemption premiums. The Notes bear an annual interest rate of 9%, with interest and principal paid quarterly beginning April 15, 2019.  Prior to October 15, 2020, in the event that the distributions received by the Issuer from TRC LLC in a quarter is less than the interest accrued for the quarter, the principal amount of the Notes will increase by the interest shortfall amount for that period.  Since the principal and interest payments on the Notes are ultimately based on royalties from product sales, which will vary from quarter to quarter, the Notes may be repaid prior to the final maturity date in 2033.  Net proceeds of the offering were approximately $230 million.  The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent an applicable exemption from the registration requirements of the Securities Act.

The Issuer was formed on October 24, 2018 and is governed as a special purpose bankruptcy remote entity under Delaware law by the Amended and Restated Limited Liability Agreement, dated as of November 30, 2018 (the “LLC Agreement”), entered into by Theravance Biopharma R&D as the initial sole equity member of the Issuer.

The Note Purchase Agreements, Indenture, Sale and Contribution Agreement, Pledge and Security Agreement, Servicing Agreement, Account Control Agreement and LLC Agreement are collectively referred to herein as the “Transaction Documents.”  The foregoing descriptions of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as exhibits hereto and incorporated herein by reference.

The definitions for the Transaction Documents are set forth in the Annex A — Rules of Construction and Defined Terms.

Item 8.01  Other Events.

On December 3, 2018, the Company issued a press release announcing the issuance and sale of the Notes.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Form of Note Purchase Agreement, dated November 30, 2018
4.1	Indenture, dated as of November 30, 2018
10.1	Sale and Contribution Agreement, dated as of November 30, 2018
10.2	Pledge and Security Agreement, dated as of November 30, 2018
10.3	Servicing Agreement, dated as of November 30, 2018
10.4	Account Control Agreement, dated as of November 30, 2018
10.5	Amended and Restated Limited Liability Company Agreement of Triple Royalty Sub LLC, dated November 30, 2018
10.6	Annex A — Rules of Construction and Defined Terms, dated November 30, 2018
99.1	Press Release of Theravance Biopharma, Inc., dated December 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: December 3, 2018
	By:	/s/ Renee D. Gala
Renee D. Gala
Chief Financial Officer